                                                                     EXHIBIT 5.1
November 27, 2002


Workstream Inc.
495 March Road
Suite 300
Ottawa, ON
K2K 3G1

Ladies and Gentlemen:

Re: Registration Statement on Form F-3
    Our Reference:  CREB114

We have acted as counsel to Workstream Inc., a corporation organized under the laws of Canada (the "Company"), in connection with the preparation of a registration statement on Form F-3, (as the same may be amended, the "Registration Statement") relating to the offer and sale of 11,051,034 common shares, without par value (the "Common Shares"), of the Company by certain selling shareholders named in the Registration Statement.

In connection therewith, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Articles of Incorporation and By-laws of the Company, the Registration Statement, resolutions adopted by the Company's Board of Directors with respect to the matters referred to herein, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. We have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

The opinion expressed herein assumes:

         1. the conversion, prior to the time on which the Registration Statement is declared effective, of all of the outstanding 8% senior subordinated convertible notes of the Company into Common Shares; and

         2. the exercise, prior to the time on which the Registration Statement is declared effective, of all of the outstanding warrants of the Company into Common Shares.

                                                                               2
                                                               NOVEMBER 27, 2002

Based upon the foregoing and subject to the assumptions and qualifications stated herein, it is our opinion that the Common Shares being registered hereby have been legally issued and are fully paid and non-assessable.

We give no opinion as to the application of the laws of any jurisdiction other than the province of Ontario.

We hereby expressly consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

This opinion is to be used solely for the purpose of the registration of the Common Shares and may not be used for any other purpose.

Yours truly,

PERLEY-ROBERTSON, HILL & MCDOUGALL LLP
/s/ Perley-Robertson, Hill & McDougall LLP